Exhibit 10.28(b)
HCA INC.
AMENDMENT NO. 1 TO THE
2008-2009 SENIOR OFFICER
PERFORMANCE EXCELLENCE PROGRAM
     This AMENDMENT shall amend the 2008-2009 Senior Officer Performance Excellence Program that has been previously adopted by the Compensation Committee (the “Committee”) of the Board of Directors of HCA Inc. (the “Company”).
     WHEREAS, the Committee has previously adopted the 2008-2009 Senior Officer Performance Excellence Program (the “Program”); and
     WHEREAS, the Committee desires to amend the Annual Award Goals for the Executive Vice President and Chief Financial Officer of the Company for the 2009 Fiscal Year;
     NOW, THEREFORE, the Program is hereby amended as follows:
     1. The Annual Award Goals for the Executive Vice President and Chief Financial Officer of the Company for the 2009 Fiscal Year are hereby amended as follows:

	Threshold	Target	Maximum
	2009	2009	2009
Executive Vice President & CFO	40%	80%	160%
     2. The Annual Award Goals for all other Participants (including all other Executive Vice Presidents and Group Presidents) shall remain as set forth in the Program.
     3. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Program.
     4. All other terms and conditions of the Program shall remain in full force and effect.